United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 4, 2017

ISORAY, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 15, 2017, the Board of Directors of IsoRay, Inc. (“IsoRay” or the “Company”) terminated the Company’s 2014 Employee Stock Option Plan (the “2014 Plan”). On June 20, 2017, the Company filed Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (Registration No. 333-195988) (the “2014 Registration”) to terminate the effectiveness of the 2014 Registration and deregister all unsold securities reserved for issuance and registered for sale under the 2014 Plan. Securities are no longer offered under the 2014 Registration.

In addition, options granted to Thomas C. LaVoy, the Company’s Chairman and CEO, in the amount of 350,000 were cancelled and rendered null and void; options granted to William Cavanagh, the Company’s COO, in the amount of 145,000 were cancelled and rendered null and void; options granted to Michael Krachon, the Company’s Vice President of Sales and Marketing, in the amount of 125,000 were cancelled and rendered null and void; options granted to Matthew Branson, the Company’s Controller, in the amount of 40,000 were cancelled and rendered null and void; and options granted to Jennifer Streeter, the Company’s Vice President of Human Resources, in the amount of 25,000 were cancelled and rendered null and void. All such options were out of the money at the time of cancellation.

On May 4, 2017, the Board of Directors of the Company terminated the Company’s 2016 Equity Incentive Plan (the “2016 Plan”). On June 20, 2017, the Company filed Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (Registration No. 333-214371) (the “2016 Registration”) to terminate the effectiveness of the 2016 Registration and deregister all unsold securities reserved for issuance and registered for sale under the 2016 Plan. Securities are no longer offered under the 2016 Registration. No options had been granted under the 2016 Plan at the time of cancellation.

At the special meeting of shareholders held on June 15, 2017, the Company’s shareholders approved the Company’s 2017 Equity Incentive Plan (the “2017 Plan”), under which 4,000,000 shares of common stock (“Common Shares”) are available for grants of options to acquire Common Shares, restricted shares, and stock appreciation rights. Employees, officers, directors, and other individuals who render services to the Company or its affiliates and who have contributed or may be expected to contribute to the Company’s or its affiliates’ success are eligible to receive awards of options, restricted shares, and other rights under the 2017 Plan. Restricted shares that fail to vest, shares subject to an option that is not fully exercised prior to its expiration or other termination, and shares subject to other rights that are not delivered pursuant to such award shall again become available for grant under the terms of the plan. Common Shares tendered or retained in respect of exercise price or tax withholding obligations will not be available for re-grant under the plan. Additional information about the 2017 Plan is included under the heading “Proposal 3 - Approve the Company’s 2017 Equity Incentive Plan” in the Company’s proxy statement for the special meeting of shareholders filed with the Securities and Exchange Commission (the “SEC”) on May 17, 2017.

The above description of the 2017 Plan does not purport to be complete and is qualified in its entirety by reference to the 2017 Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
10.1	IsoRay, Inc. 2017 Equity Incentive Plan (incorporated by reference to Appendix B to IsoRay, Inc.’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 17, 2017).

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2017

IsoRay, Inc., a Minnesota corporation

By:	/s/ Thomas C. LaVoy
Thomas C. LaVoy, Chairman and
Chief Executive Officer